Exhibit 23
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                                         (1 of 1)





                  CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the
Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-21740, 33-23275, 33-29547, 33-29549, 33-29550,
33-35339, 33-49304, 33-49403, 33-52133 and 33-58071) and Form S-3
(Nos. 33-48913, 33-49387 and 33-57155) of MCI Communications
Corporation of our report dated January 25, 1995, which appears on page 25 of the company's Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 22 of this Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP




Washington, D.C.
March 31, 1995